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                                                                 August 21, 2000

Ark Restaurants Corp.
85 Fifth Avenue
New York, New York  10003

Gentlemen:

                  Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of December 27, 1999 (the "Restated Agreement"), by and between Bank Leumi USA (the "Bank") and Ark Restaurants Corp. (the "Company"). Capitalized terms used in this letter agreement (the "Amendment"), and not otherwise defined herein, shall have the meanings defined in the Restated Agreement.

                  Pursuant to the Restated Agreement, the Bank agreed to (i) make one or more Loans to the Company in an aggregate amount not to exceed $28,000,000, at any one time outstanding, and (ii) issue letters of credit for the benefit of the Company, in an aggregate amount not to exceed $2,000,000. The Bank and the Company have agreed to further amend the Restated Agreement, among other things, to (i) reduce the amount of the Commitment to $27,500,000, and
(ii) increase the aggregate amount of the Letters of Credit, at any one time outstanding to $2,500,000.

                  Accordingly, the Company and the Bank agree as follows:

                  A.       Amendments to Financing

                           A.1 Section 2.1.1 of the Amended Restated Agreement
is hereby amended and restated as follows:

                  Section 2.1.1. Commitment of the Bank. The Bank shall, subject to and upon the terms and conditions herein set forth, make available to the Company until the second annual anniversary of the date of this Agreement (the "Conversion Date") loans (each a "Loan" and collectively the "Loans"). The Loans made available to the Company pursuant to this revolving loan facility are to finance the development and construction of new restaurants and to provide working capital for the Company's operations. The aggregate principal amount of the loans, at any time outstanding, shall not exceed $27,500,000 (the "Commitment"). Subject to the foregoing, until the Conversion Date, the Company may borrow, repay and reborrow the Loans to the limit of the Commitment.

                           A.2 The first sentence of Section 2.1.4 of the
Restated Agreement is hereby amended and restated as follows:

                  Section 2.1.3. Note. The Revolving Loans shall be evidenced by a promissory note evidencing the Loans substantially in the form of Exhibit A annexed to the Amendment, with the blanks completed in conformity herewith (the "Revolving Note") duly executed by the Company and payable to the order of the Bank, and which shall (i) be dated as of the date of the Amendment; (ii) be in the principal amount of $27,500,000; (iii) bear interest at a fluctuating rate per annum equal to one half of one (1/2%) percent above the Reference Rate, in effect from time to time, until maturity (whether by acceleration or otherwise) and thereafter at a fluctuating rate per






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         annum equal to three (3%) percent above the Reference Rate, in effect from time to time; and (iv) be payable as to interest at such rate in arrears on the first day of each month commencing with the first day of the month following the date of the Amendment and thereafter on the first day of the each month following the date of the Amendment and thereafter on the first day of each month until (a) the Conversion Date, or (b) maturity whether acceleration or otherwise, and after maturity upon demand, and both before and after judgment, until the principle amount is paid in full.

                           A.3 The third sentence of Section 2.1.5 of the
Amended Restated Agreement is hereby amended and restated as follows:

                  "The maximum contingent liability of the Bank (including therein any payments made by the Bank to the beneficiaries of such letters of credit which have not been repaid to the Bank) under all Letters of Credit issued for the account of the Company shall not at any time exceed the sum of $2,500,000.

                  B. Conditions Precedent. The obligation of the Bank to execute and delivery this Amendment is subject to the conditions precedent that:

                           B.1 Representations and Warranties. All of the
representations and warranties contained in the Restated Agreement, or otherwise made to the Bank pursuant to or in connection with any of the Loan Documents, shall be correct and complete in all material respects.

                           B.2 Note. The Company shall have executed and
delivered to the Bank the Note evidencing the Revolving Loans.

                           B.3 Supporting Documents. The Bank shall have
received the following: (a) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of even date herewith, certifying as to (i) the Certification of Incorporation and By-Laws of the Company as then in effect;
(ii) the resolutions of the board of Directors of the Company authorizing the execution, delivery and performance of this Amendment and the Note, and the borrowing(s) thereunder; (iii) the full force and effect of such resolutions on the date hereof; and (iv) the incumbency and signature of each of the officers of the Company signing this Amendment and the Note; (b) such additional supporting documents as the Bank may reasonably request.

                           B.4 Fees. The Company shall have paid the reasonable
attorneys fees of counsel for the Bank, and all other charges and disbursements incurred in connection with the transactions contemplated by the Amendment.

                  C. Representations and Warranties. To induce the Bank to enter into the Amendment, the Company represents and warrants to the Bank that:

                           C.1. Authority, Enforceability. The Company has all
requisite legal right, power and authority to execute, deliver and perform this Amendment. The Restated Agreement, this Amendment and the Loan Documents are legal, valid and binding obligations of such of the Company and the Guarantors as are parties thereto and are enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally or the availability or equitable remedies.

                           C.2. Execution. The execution, delivery and
performance by the Company of this Amendment and Note (a) have been authorized by all requisite corporate action, (b) will not violate






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(i) the Certificate of Incorporation or By-laws of the Company, (ii) the
Certificate of Incorporation or By-Laws of each Guarantor, (iii) any agreement or contract to which the Company is a party, or by which it or any of its property is bound, or any order, decree or judgment, or the provisions of any statute, rule or regulation, domestic or foreign, or (c) result in the creation of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Company or any Guarantor.

                  D. Miscellaneous.

                           D.1. Extant Note. As soon after execution and
delivery by the Company of the Note as is practical, the Bank will return to the Company the note evidencing the Loans which was extant prior to the execution and delivery of the Note.

                           D.2. Entire Agreement. This Amendment is intended by
the parties as the final expression of their agreement, and therefore incorporates all negotiations of the parties hereto, and together with the Restated Agreement and other Loan Documents set forth in the entire agreement of the parties hereto.

                           D.3. Counterparts. This Amendment may be executed in
one or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

                  If the foregoing correctly sets forth our understanding and agreement, kindly indicate your acceptance thereof by signing below.

                                                     Very truly yours,

                                                     BANK LEUMI USA

                                                     By: /s/Iris Schechter
                                                         ----------------------
                                                         Iris Schechter
                                                         Vice President

                                                     By: /s/Richard Oleszewski
                                                         ----------------------
                                                         Richard Oleszewski
                                                         First Vice President

AGREED TO:

ARK RESTAURANTS CORP.

By: /s/ Robert Towers
    ---------------------------------------
    Robert Towers, Executive Vice President






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                                      NOTE

$27,500,000                                                As of August 21, 1999

                  ARK RESTAURANTS CORP., a New York corporation (the "Company"), hereby promises to pay to the order of BANK LEUMI USA (the "Bank"), at the office of the Bank at 562 Fifth Avenue, New York, New York 10036, in lawful money of the United States and in immediately available funds, the principal sum of Twenty Seven Million Five Hundred Thousand ($27,500,000) Dollars or, if less, the aggregate principal amount of all outstanding Loans as defined in and made by the Bank to the Company pursuant the Loan Agreement (as hereinafter defined), as provided in the Credit Agreement.

                  Each Loan made by the Bank under the Loan Agreement and each payment thereof made by the Company, shall be endorsed by the Bank on the schedule attached to this Note, provided, however, that the failure by the Bank to endorse the schedule shall not affect the obligation of the Company to repay the Loans.

                  The outstanding unpaid principal balance of this Note shall bear interest at the rate per annum provided for in the Loan Agreement. Interest on this Note shall be payable as set forth in the Loan Agreement and shall be calculated on the basis of a year of 360 days, for the actual number of days elapsed.

                  This note is the Revolving Note referred to in that certain Fourth Amended and Restated Credit Agreement between the Company and the Bank, dated as of even day herewith, as such agreement may be amended from time to time (the "Loan Agreement"), and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in the Loan Agreement. Capitalized terms used herein shall be defined as in the Loan Agreement.

                  If any payment on this Note becomes due and payable on a day on which the Bank's offices are closed (as required or permitted by applicable law or otherwise), such payment shall be extended to the next succeeding day on which those offices are open, and if the date for any payment of principal is so extended, interest thereon shall be payable for the extended time.

                  Presentment for payment, demand, notice of dishonor, protest and notice of protest are hereby waived.

                                       ARK RESTAURANTS CORP.

                                       By:
                                          -------------------------------------
                                          Andrew Kuruc, Vice President